SHARE EXCHANGE AND REORGANIZATION AGREEMENT, dated as of March 29, 2013 (the “Agreement”), among LIFE CARE MEDICAL DEVICES, LTD., a Hong Kong SAR with offices located at 880 Third Avenue, Suite 905, New York, New York 10022 (“LCMD”); HEALTH IN HARMONY, INC., a Nevada corporation with offices located at 464 Gorge Road, #3E, Cliffside Park, New Jersey 07910 (“PublicCo”); and THE BENEFICIAL STOCKHOLDERS OF LCMD IDENTIFIED IN SCHEDULE A HERETO (the “LCMD Stockholders”).

INTRODUCTION

PublicCo desires to acquire all of the issued and outstanding shares of LCMD capital stock (the “LCMD Capital Stock”) solely in exchange for an aggregate of 29,200,000 shares (the “Shares”) of authorized, but theretofore unissued, shares of common stock, par value $0.001 per share, of PublicCo (the “PublicCo Common Stock”), at an exchange ratio of approximately 6.491:1. The LCMD Stockholders desire to exchange all of their beneficially owned shares of LCMD Capital Stock solely for shares of PublicCo Common Stock in the amount set forth herein.

On or prior to the date hereof, the respective boards of directors or analogous governing body of each of PublicCo and LCMD have, and the LCMD Stockholders have, approved and adopted this Agreement and it is the intent of the parties hereto that the transactions contemplated hereby be structured so as to qualify as a tax-free exchange under Subchapter C of the Internal Revenue Code of 1986, as amended (the “Code”), and the provisions of this Agreement will be interpreted in a manner consistent with this intent.

NOW, THEREFORE, in consideration of the premises and mutual representations, warranties and covenants herein contained, the parties hereby agree as follows:

ARTICLE I

ACQUISITION AND EXCHANGE OF SHARES

Section 1.01     The Agreement. The parties hereto hereby agree that, simultaneous with the execution and delivery hereof, PublicCo shall acquire all of the issued and outstanding shares of LCMD Capital Stock solely in exchange for an aggregate of 29,200,000 Shares of authorized, but theretofore unissued, shares of PublicCo Common Stock. The parties hereto agree that at the closing of the transactions contemplated hereby (the “Closing”), LCMD will become a wholly-owned subsidiary of PublicCo subject to the conditions and provisions of Section 1.03 hereof. For purposes of this Agreement, the date of the Closing is hereinafter referred to as the “Closing Date”.

Section 1.02     Exchange of Shares.

(a)          At the Closing, PublicCo will cause to be issued and held for delivery to the LCMD Stockholders or their designees, stock certificates representing in the aggregate the Shares, in exchange for all of the issued and outstanding shares of LCMD Capital Stock, which shares will be delivered to PublicCo at the Closing.

(b)          The shares of PublicCo Common Stock to be issued pursuant to paragraph (a) of this Section 1.02 will be authorized, but theretofore unissued shares of PublicCo Common Stock, and will be issued to the LCMD Stockholders or as directed thereby as set forth in Schedule 1.02(b) hereof.

(c)          All shares of PublicCo Common Stock to be issued hereunder shall be deemed “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act of 1933, as amended (the “Securities Act”), and the LCMD Stockholders hereby represent that they are acquiring said shares for investment purposes only and without the intent to make a further distribution of such shares. All shares of PublicCo Common Stock to be issued under the terms of this Agreement shall be issued pursuant to an exemption from the registration requirements of the Securities Act, under Section 4(2) of the Securities Act and the rules and regulations promulgated thereunder. Certificates representing the shares of PublicCo Common Stock to be issued hereunder shall bear a restrictive legend in substantially the following form:

The shares represented by this certificate have not been registered under the Securities Act of 1933, as amended, and may not be offered for sale, sold, or otherwise disposed of, except in compliance with the registration provisions of such Act or pursuant to an exemption from such registration provisions, the availability of which is to be established to the satisfaction of the Company.

Section 1.03     Closing. The Closing will take place upon the execution and delivery hereof (the “Closing Date”) and at the offices of Herrick Feinstein LLP, 2 Park Avenue, New York, New York 10016. At the Closing:

(a)          LCMD will deliver to PublicCo stock certificates or other evidences representing all of the issued and outstanding shares of LCMD Capital Stock, duly endorsed, so as to make PublicCo the holder thereof, free and clear of all liens, claims and other encumbrances; and

(b)          PublicCo will deliver to, or at the direction of, the LCMD Stockholders, in accordance with Schedule 1.02(b) hereof, stock certificates representing an aggregate of 29,200,000 shares of PublicCo Common Stock, which certificates will bear a standard restrictive legend in the form customarily used with restricted securities and as set forth in Section 1.02(c) above.

(c)          Tungsten 74 LLC, the majority stockholder of PublicCo (“Tungsten”), has agreed that, on the Closing Date, Tungsten shall deliver to PublicCo for cancellation the 4,000,000 shares of PublicCo Common Stock owned beneficially and of record thereby.

Section 1.04     Approval by Board of Directors. In anticipation of this Agreement, PublicCo has taken all necessary and requisite corporate and other action, including without limitation, actions of the Board of Directors in order to approve this Agreement and all transactions contemplated hereby and in connection herewith.

ARTICLE II

REPRESENTATIONS AND WARRANTIES

Section 2.01      Representations and Warranties of PublicCo. PublicCo hereby represents and warrants to, and agrees with, LCMD and the LCMD Stockholders as follows:

(a)          (i)          The PublicCo Common Stock has been registered under Section 12(g) of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and PublicCo is subject to the periodic reporting requirements of Section 13 of the Exchange Act. PublicCo has made available to LCMD and the LCMD Stockholders true, complete, and correct copies of all forms, reports, schedules, statements, and other documents required to be filed by it under the Exchange Act, as such documents have been amended since the time of the filing thereof (collectively, including all forms, reports, schedules, statements, exhibits, and other documents filed by PublicCo therewith, the “SEC Documents”). The SEC Documents, including, without limitation, any financial statements and schedules included therein, at the time filed or, if subsequently amended, as so amended, (i) did not contain any untrue statement of a material fact required to be stated therein or necessary in order to make the statements therein not misleading and (ii) complied in all respects with the applicable requirements of the Exchange Act and the applicable rules and regulations thereunder.

(ii)         Except as otherwise disclosed in the SEC Documents, PublicCo maintains disclosure controls and procedures required by Rule 13a-15 or 15d-15 under the Exchange Act; such controls and procedures are effective to ensure that:

(A)         all material information concerning PublicCo is made known on a timely basis to the individuals responsible for the preparation of PublicCo’s filings with the SEC and other public disclosure documents;

(B)         transactions are executed in accordance with management’s general or specific authorizations;

(C)         transactions are recorded as necessary to permit preparation of financial statements in accordance with generally accepted accounting principles and to maintain asset accountability;

(D)         access to assets is permitted only in accordance with management’s general or specific authorization; and

(E) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences.

PublicCo has made available to LCMD and the LCMD Stockholders copies of, all written descriptions of, and all policies, manuals and other documents promulgating, such disclosure controls and procedures.  The books, records and accounts of PublicCo accurately and fairly reflect, in reasonable detail, the transactions in, and dispositions of, the assets of, and the results of operations of, PublicCo all to the extent required by generally accepted accounting principles.

(iii)        The Chief Executive Officer and the Chief Financial Officer of PublicCo has signed, and PublicCo has filed with or furnished to the SEC, as the case may be, all certifications required by Sections 302 and 906 of the Sarbanes-Oxley Act of 2002; such certifications contain no qualifications or exceptions to the matters certified therein and have not been modified or withdrawn; and neither PublicCo nor any of its officers has received notice from any governmental entity questioning or challenging the accuracy, completeness, form or manner of filing or submission of such certifications.

(iv)         PublicCo has heretofore made available to LCMD and the LCMD Stockholders complete and correct copies of all certifications filed with or furnished to the SEC, as the case may be, pursuant to Sections 302 and 906 of Sarbanes-Oxley Act of 2002 and hereby reaffirms, represents and warrants to LCMD and the LCMD Stockholders the matters and statements made in such certificates.

(b)          At the date hereof and at the Closing Date:

(i)          the PublicCo Common Stock is eligible to trade and be quoted on, and is quoted on, the over-the-counter Bulletin Board market, and/or the OTCQB market and/or OTCQX market (the “OTCBB”) and has received no notice or other communication indicating that such eligibility is subject to challenge or review by the any applicable regulatory agency, electronic market administrator, or exchange;

(ii)          PublicCo has and shall have performed or satisfied all of its undertakings to, and of its obligations and requirements with, the SEC;

(iii)        PublicCo has not, and shall not have taken any action that would preclude, or otherwise jeopardize, the inclusion of the PublicCo Common Stock for quotation on the OTCBB; and

(iv)        the PublicCo Common Stock is eligible for participation in The Depository Trust Company book entry system.

(c)          Other than as disclosed in the SEC Documents, PublicCo has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). PublicCo has been duly organized and is validly existing as a corporation in good standing under the laws of the State of Nevada with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as described in the SEC Documents; except as otherwise disclosed in the SEC Documents, PublicCo is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on its business, prospects, condition (financial or otherwise), and results of operations of PublicCo; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; PublicCo is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; PublicCo is not in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of PublicCo; and PublicCo is not in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over PublicCo or over its properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of PublicCo taken as a whole. The SEC Documents accurately describe any corporation, association or other entity owned or controlled, directly or indirectly, by PublicCo.

(d)          PublicCo has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary proceedings of PublicCo have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by PublicCo, constitutes the legal, valid, and binding obligation of PublicCo, and is enforceable as to PublicCo in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by PublicCo for the execution, delivery, or performance of this Agreement thereby. No consent, approval, authorization or order of, or qualification with, any court, government or governmental agency or body, domestic or foreign, having jurisdiction over PublicCo or over its properties or assets is required for the execution and delivery of this Agreement by PublicCo and the consummation by PublicCo of the transactions herein contemplated, except such as may be required under the Securities Act or under state or other securities or blue sky laws, all of which requirements have been, or in accordance therewith will be, satisfied in all material respects. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which PublicCo is a party, or to which its or any of its respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement by PublicCo; and the execution, delivery, and performance of this Agreement by PublicCo will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of PublicCo to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of PublicCo or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, decree, injunction, or writ of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over PublicCo or over its properties or assets.

(e)          There is not any pending or, to the best of PublicCo's knowledge, threatened, action, suit, claim or proceeding against PublicCo, or any of PublicCo’s current or past officers or any of the respective properties, assets or rights of PublicCo, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over PublicCo or over PublicCo’s current or past officers or the properties of PublicCo, or otherwise that (i) is reasonably likely to result in any material adverse change in the respective business, prospects, financial condition or results of operations of PublicCo or might materially and adversely affect its properties, assets or rights taken as a whole, (ii) might prevent consummation of the transactions contemplated by this Agreement, or (iii) alleging violation of any Federal or state securities laws.

(f)          The authorized capital stock of PublicCo consists of 100,000,000 shares of PublicCo Common Stock, of which 13,800,000 shares of PublicCo Common Stock are outstanding (subject to Section 1.03(c) hereof), and 10,000,000 shares of “blank check” preferred stock, none of which is outstanding. Each of such outstanding shares of PublicCo Common Stock is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. Except as disclosed in the SEC Documents, (i) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of, PublicCo, and (ii) except as described in the SEC Documents, there is outstanding no security or other instrument convertible into or exchangeable for capital stock of PublicCo. When delivered by PublicCo against payment therefor in accordance with the terms of this Agreement, the Shares will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind; and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of the Shares or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the execution hereof. No further approval or authorization of any stockholder, the Board of Directors of PublicCo or others is required for the issuance and sale or transfer of the Shares, except as may be required under the Securities Act, the rules and regulations promulgated thereunder or under state or other securities or blue sky laws. PublicCo has no stock option, stock bonus and other stock plans or arrangements.

(g)          LBB & Associates Ltd., LLP, examined the financial statements of the Company, together with the related schedules and notes, for the period from March 26, 2008 (inception) through October 31, 2012, and for the years ended October 31, 2010, 2011 and 2012, filed with the SEC as a part of the SEC Documents, are independent accountants within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder; and the audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, forming part of the SEC Documents, fairly present and will fairly present the financial position and the results of operations of the Company at the respective dates and for the respective periods to which they apply; and all audited financial statements of the Company, together with the related schedules and notes, and the unaudited financial information, filed with the SEC as part of the SEC Documents, complied and will comply as to form in all material respects with applicable accounting requirements and with the rules and regulations of the SEC with respect hereto when filed, have been and will be prepared in accordance with generally accepted accounting principles consistently applied throughout the periods involved except as may be otherwise stated therein (except as may be indicated in the notes thereto or as permitted by the rules and regulations of the SEC) and fairly present and will fairly present, subject in the case of the unaudited financial statements, to customary year end audit adjustments, the financial position of the Company as at the dates thereof and the results of its operations and cash flows. The procedures pursuant to which the aforementioned financial statements have been audited are compliant with generally accepted auditing standards. The selected and summary financial and statistical data included in the SEC Documents present and will present fairly the information shown therein and have been compiled on a basis consistent with the audited financial statements presented therein. No other financial statements or schedules are required to be included in the SEC Documents. The financial statements referred to in this Section 3.01(g) contain all certifications and statements required under the SEC’s Order, dated June 27, 2002, pursuant to Section 21(a)(1) of the Exchange Act (File No. 4-460), Rule 13a-14 or 15d-14 under the Exchange Act, or 18 U.S.C. Section 1350 (Sections 302 and 906 of the Sarbanes-Oxley Act of 2002) with respect to the report relating thereto. Since October 31, 2012 (the “Last PublicCo Financial Statement Date”):

(i)          There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of PublicCo.

(ii)         PublicCo has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of PublicCo.

(iii)        Except as set forth in the SEC Documents, the operations and businesses of PublicCo have been conducted in all respects only in the ordinary course.

Other than a “going concern” qualification in the report of the auditors with respect to the financial statements of PublicCo, there is no fact known to PublicCo which materially adversely affects or in the future (as far as PublicCo can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of PublicCo; provided, however, that PublicCo does not express any opinion as to political or economic matters of general applicability. PublicCo has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

(h)          Subsequent to the respective dates as of which information is given in the SEC Documents, there has not been (i) any material adverse change in the business, prospects, financial condition or results of operations of PublicCo, (ii) any transaction committed to or consummated that is material to PublicCo, (iii) any obligation, direct or contingent, that is material to PublicCo incurred by PublicCo, except such obligations as have been incurred in the ordinary course of business, (iv) any change in the capital stock or outstanding indebtedness of PublicCo or any subsidiary thereof that is material to PublicCo, (v) any dividend or distribution of any kind declared, paid, or made on the capital stock of PublicCo, or (vi) any loss or damage (whether or not insured) to the property of PublicCo which has a material adverse effect on the business, prospects, condition (financial or otherwise), or results of operations thereof.

(i)          At the Closing, PublicCo shall have no properties or assets other than immaterial intangible assets (such as the web site of PublicCo) and PublicCo shall be free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest. At the Closing, PublicCo shall be party to no agreements except for this Agreement and the Securities Purchase Agreement, dated as of October 24, 2012, among Tungsten, Susanna Janse Van Vuuren, and PublicCo, each of which shall be a legal, valid and binding agreement, enforceable against PublicCo in accordance with its respective terms.

(j)          PublicCo has and at the Closing shall have no liability of any nature, accrued or contingent, including, without limitation, liabilities for federal, state, local, or foreign taxes and penalties, interest, and additions to tax (“Taxes”), and liabilities to customers or suppliers. Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes, if any, in the financial statements of PublicCo at the Last PublicCo Financial Statement Date (the “Last PublicCo Financial Statements”) are sufficient for all accrued and unpaid Taxes of PublicCo, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last PublicCo Financial Statement Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by PublicCo will not cause any Taxes to be payable (other than those that may possibly be payable by LCMD Stockholders as a result of the sale of the Shares) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes. PublicCo has filed all federal, state, local, and foreign tax returns required to be filed by it; has made available to LCMD and the LCMD Stockholders a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the last balance sheet included in the Last PublicCo Financial Statements a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to LCMD and the LCMD Stockholders a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report. PublicCo has paid all taxes payable thereby due on or prior to the date hereof.

(k)          Except as disclosed in the SEC Documents, PublicCo does not have any insurance; PublicCo has at no time been refused any insurance coverage sought or applied for.

(l)          (i)          No labor disturbance by the employees of PublicCo exists or, to the best of PublicCo’s knowledge, is imminent. PublicCo is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers or customers of PublicCo that might be expected to result in any material adverse change in the business, prospects, financial condition, or results of operations of PublicCo. No collective bargaining agreement exists with any of PublicCo’s employees and, to the best of PublicCo's knowledge, no such agreement is imminent.

(ii)         PublicCo does not have, or contribute to, and has never maintained or contributed to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan (as defined in Section 3(3) of ERISA) or Pension Plan (as defined in ERISA) and PublicCo does not have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

(m)          The Company has no, and has no rights to use, patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights. PublicCo has not received any notice of, or has knowledge of, any infringement of or conflict with asserted rights of PublicCo by others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights; and PublicCo has not received any notice of, or has no knowledge of, any infringement of, or conflict with, asserted rights of others with respect to any patents, patent rights, inventions, trade secrets, know-how, trademarks, service marks, trade names, logos, or copyrights described or referred to in the SEC Documents as owned by or used by it or which, individually or in the aggregate, in the event of an unfavorable decision, ruling or finding, would have a material adverse effect on the business, prospects, financial condition or results of operations of PublicCo.

(n)          PublicCo has been advised concerning the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, and has in the past conducted its affairs in such a manner as to ensure that it is not and will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and such rules and regulations.

(o)          (i)          PublicCo has not, and no person or entity acting on behalf or at the request of PublicCo has, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(ii)         To the best knowledge of PublicCo, no director, officer, agent, employee, or other person associated with, or acting on behalf of, PublicCo, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. PublicCo's internal accounting controls and procedures are sufficient to cause PublicCo to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

(iii)        Neither PublicCo, nor any officer, director or affiliate of PublicCo, has been, within the five years ending on the Closing Date, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the SEC or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(p)          PublicCo has not, and no person acting on behalf thereof, has taken or will take, directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the price of the PublicCo Common Stock to facilitate the sale or resale of the Shares.

(q)          Except as set forth in the SEC Documents, (i) PublicCo is in compliance in all material respects with all rules, laws and regulations relating to the use, treatment, storage and disposal of toxic substances and protection of health or the environment (“Environmental Laws”) that are applicable to its business, (ii) PublicCo has not received notice from any governmental authority or third party of an asserted claim under Environmental Laws, (iii) to the best knowledge of PublicCo, PublicCo is not likely to be required to make future material capital expenditures to comply with Environmental Laws (iv) no property which is owned, leased or occupied by PublicCo has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law, and (v) PublicCo is not in violation of any federal or state law or regulation relating to occupational safety or health.

(r)          There are no outstanding loans, advances or guarantees of indebtedness by PublicCo to, or for the benefit of, any of the officers, directors, or director-nominees of PublicCo or any of the members of the families of any of them, except as disclosed in the SEC Documents.

(s)          PublicCo has not incurred any liability, direct or indirect, for finders' or similar fees on behalf of or payable by PublicCo or LCMD and the LCMD Stockholders in connection with the transactions contemplated hereby or any other transaction involving PublicCo, LCMD or the LCMD Stockholders.

(t)          No stockholder of PublicCo has any right to request or require PublicCo to register the sale of any shares owned by such stockholder under the Securities Act on any registration statement.

(u)          PublicCo is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, including, without limitation, Sarbanes-Oxley Act of 2002 and the rules and regulations promulgated pursuant thereto or thereunder. PublicCo is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

(v)          PublicCo is not party to any contract, agreement or arrangement other than this Agreement and as otherwise disclosed in the SEC Documents.

Section 2.02 Representations and Warranties of LCMD. Except as set forth in the letter, of even date herewith (the “LCMD Disclosure Letter”), from LCMD to PublicCo, which LCMD Disclosure Letter and the exceptions contained therein shall be deemed to be part of the representations and warranties made in this Section 2.02 and which LCMD Disclosure Letter has been delivered by LCMD to PublicCo simultaneously with the execution and delivery hereof, LCMD hereby represents and warrants to PublicCo that the statements contained in this Section 2.02 are true and correct. The LCMD Disclosure Letter shall be arranged and labeled so as to correspond to the numbered and lettered subsections contained in this Section 2.02.

(a)          LCMD has no subsidiaries or affiliated corporation or owns any interest in any other enterprise (whether or not such enterprise is a corporation). LCMD has been duly organized and is validly existing as a SAR in good standing under the laws of the Hong Kong Special Administrative Region of the People’s Republic of China, with full power and authority (corporate and other) to own, lease and operate its respective properties and conduct its respective business as conducted on the date hereof; LCMD is duly qualified to do business as a foreign corporation and is in good standing in each jurisdiction in which the ownership or leasing of its properties or the conduct of its business requires such qualification, except where the failure to be so qualified or be in good standing would not have a material adverse effect on its business, prospects, condition (financial or otherwise), and results of operations of LCMD and its subsidiaries taken as a whole; no proceeding has been instituted in any such jurisdiction, revoking, limiting or curtailing, or seeking to revoke, limit or curtail, such power and authority or qualification; LCMD and each LCMD Subsidiary is in possession of, and operating in compliance with, all authorizations, licenses, certificates, consents, orders and permits from state, federal, foreign and other regulatory authorities that are material to the conduct of its business, all of which are valid and in full force and effect; LCMD is not in violation of its charter or bylaws or in default in the performance or observance of any obligation, agreement, covenant or condition contained in any material bond, debenture, note or other evidence of indebtedness, or in any material lease, contract, indenture, mortgage, deed of trust, loan agreement, joint venture or other agreement or instrument to which it is a party or by which it or its properties or assets may be bound, which violation or default would have a material adverse effect on the business, prospects, financial condition or results of operations of LCMD and the subsidiaries thereof taken as a whole; and neither LCMD nor any subsidiary thereof is in violation of any law, order, rule, regulation, writ, injunction, judgment or decree of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over LCMD or any subsidiary thereof or over its properties or assets, which violation would have a material adverse effect on the business, prospects, financial condition or results of operations of LCMD and the subsidiaries thereof taken as a whole.

(b)          LCMD has all requisite power and authority to execute, deliver, and perform this Agreement. All necessary proceedings of LCMD have been duly taken to authorize the execution, delivery, and performance of this Agreement thereby. This Agreement has been duly authorized, executed, and delivered by LCMD, constitutes the legal, valid, and binding obligation of LCMD, and is enforceable as to LCMD in accordance with its terms. Except as otherwise set forth in this Agreement, no consent, authorization, approval, order, license, certificate, or permit of or from, or declaration or filing with, any federal, state, local, or other governmental authority or any court or other tribunal is required by LCMD for the execution, delivery, or performance of this Agreement thereby. No consent, approval, authorization or order of, or qualification with, any court, government or governmental agency or body, domestic or foreign, having jurisdiction over LCMD or over its properties or assets is required for the execution and delivery of this Agreement by LCMD and the consummation by LCMD of the transactions herein contemplated, except such as may be required under the Securities Act or under state or other securities or blue sky laws. No consent of any party to any material contract, agreement, instrument, lease, license, arrangement, or understanding to which LCMD is a party, or to which its or any of its respective businesses, properties, or assets are subject, is required for the execution, delivery, or performance of this Agreement by LCMD; and the execution, delivery, and performance of this Agreement by LCMD will not violate, result in a breach of, conflict with, or (with or without the giving of notice or the passage of time or both) entitle any party to terminate or call a default under, entitle any party to receive rights or privileges that such party was not entitled to receive immediately before this Agreement was executed under, or create any obligation on the part of LCMD to which it was not subject immediately before this Agreement was executed under, any term of any such material contract, agreement, instrument, lease, license, arrangement, or understanding, or violate or result in a breach of any term of the certificate of incorporation or by-laws of LCMD or (if the provisions of this Agreement are satisfied) violate, result in a breach of, or conflict with any law, rule, regulation, order, judgment, decree, injunction, or writ of any court, government or governmental agency or body, domestic or foreign, having jurisdiction over LCMD or over its properties or assets.

(c)          There is not any pending or, to the best of LCMD's knowledge, threatened, action, suit, claim or proceeding against LCMD, or any of LCMD’s current or past officers or any of the respective properties, assets or rights of LCMD, before any court, government or governmental agency or body, domestic or foreign, having jurisdiction over LCMD or over LCMD’s current or past officers or the properties of LCMD, or otherwise that (i) is reasonably likely to result in any material adverse change in the respective business, prospects, financial condition or results of operations of LCMD or might materially and adversely affect its properties, assets or rights taken as a whole, (ii) might prevent consummation of the transactions contemplated by this Agreement, or (iii) alleging violation of any Federal or state securities laws.

(d)          The authorized capital stock of LCMD consists of 10,000,000 common shares, par value HKD0.0025 per share (“LCMD Common Shares”), of which 4,498,721 LCMD Common Shares are outstanding. Each of such outstanding LCMD Common Shares is duly and validly authorized, validly issued, fully paid, and nonassessable, has not been issued and is not owned or held in violation of any preemptive or similar right of stockholders. Except as disclosed in the LCMD Disclosure Letter, (i) there is no commitment, plan, or arrangement to issue, and no outstanding option, warrant, or other right calling for the issuance of, any share of capital stock of, or any security or other instrument convertible into, exercisable for, or exchangeable for capital stock of, LCMD, and (ii) there is outstanding no security or other instrument convertible into or exchangeable for capital stock of LCMD. When delivered by LCMD in accordance with the terms of this Agreement, the shares of LCMD Capital Stock will be duly and validly issued and fully paid and nonassessable, and will be sold free and clear of any pledge, lien, security interest, encumbrance, claim or equitable interest of any kind; and no preemptive or similar right, co-sale right, registration right, right of first refusal or other similar right of stockholders exists with respect to any of such shares of LCMD Capital Stock or the issuance and sale thereof other than those that have been expressly waived prior to the date hereof and those that will automatically expire upon the execution hereof. No further approval or authorization of any stockholder, the Board of Directors of LCMD or others is required for the issuance and sale or transfer of the shares of LCMD Capital Stock to be delivered pursuant hereto, except as may be required under the Securities Act, the rules and regulations promulgated thereunder or under state or other securities or blue sky laws. LCMD has no stock option, stock bonus and other stock plans or arrangements.

(e)          Cohn Reznick LLP, which has examined the financial statements of LCMD, together with the related schedules and notes, for the period from July 23, 2010 (date of inception) through December 31, 2012, are independent accountants within the meaning of the Securities Act, the Exchange Act, and the rules and regulations promulgated thereunder. LCMD has provided to PublicCo true and correct copies of the following: audited balance sheets of LCMD as of March 31, 2012; unaudited balance sheets of LCMD as of December 31, 2012; audited statements of income, statements of stockholders’ equity, and statements of cash flows of LCMD for the years ended March 31, 2012 and 2011; and the unaudited statements of income, statements of stockholders’ equity, and statements of cash flows of LCMD for the eight months ended December 31, 2012. Each such balance sheet presents fairly the financial condition, assets, liabilities, and stockholders’ equity of LCMD as of its respective date; each such statement of income and statement of stockholders’ equity presents fairly the results of operations of LCMD for the period indicated; and each such statement of cash flows presents fairly the information purported to be shown therein. The financial statements referred to in this Section 2.02(e) will have been prepared in accordance with generally accepted accounting principles in the United States consistently applied throughout the periods involved, are in accordance with the books and records of LCMD , and complied and will comply in all material respects with all applicable accounting requirements. Since December 31, 2012 (the “Last LCMD Financial Statement Date”), except as may otherwise have been disclosed in the notes to the financial statements of LCMD:

(i)          There has at no time been a material adverse change in the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of LCMD.

(ii)         LCMD has not authorized, declared, paid, or effected any dividend or liquidating or other distribution in respect of its capital stock or any direct or indirect redemption, purchase, or other acquisition of any stock of LCMD.

(iii)        The operations and businesses of LCMD have been conducted in all respects only in the ordinary course, except as described in the LCMD Disclosure Letter.

(iv)         There has not been any transaction committed to or consummated that is material to LCMD, except such obligations as have been incurred in the ordinary course of business.

(v)          There has not been any change in the capital stock or outstanding indebtedness of LCMD or any subsidiary thereof that is material to LCMD.

(vi)         There has not been any loss or damage (whether or not insured) to the property of LCMD which has a material adverse effect on the business, prospects, condition (financial or otherwise), or results of operations thereof.

Other than a “going concern” qualification in the report of the auditors with respect to the financial statements of LCMD, there is no fact known to LCMD which materially adversely affects or in the future (as far as LCMD can reasonably foresee) may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of LCMD; provided, however, that LCMD expresses no opinion as to political or economic matters of general applicability. LCMD has made known, or caused to be made known, to the accountants or auditors who have prepared, reviewed, or audited the aforementioned consolidated financial statements all material facts and circumstances which could affect the preparation, presentation, accuracy, or completeness thereof.

(f)          (i)          LCMD owns no legal or equitable interest in any real property. LCMD has good and marketable title to all other properties and assets material thereto, used in its respective business or owned by it (except real and other properties and assets as are held pursuant to leases or licenses described in the LCMD Disclosure Letter), free and clear of all liens, mortgages, security interests, pledges, charges, and encumbrances (except such as are listed in the LCMD Disclosure Letter).

(ii)         All accounts and notes receivable reflected on the LCMD balance sheet dated the Last LCMD Financial Statement Date (the “Last LCMD Balance Sheet”), or arising since the Last LCMD Financial Statement Date, have been collected, or are and will be good and collectible, in each case at the aggregate recorded amounts thereof without right of recourse, defense, deduction, return of goods, counterclaim, offset, or set off on the part of the obligor, and, if not collected, can reasonably be anticipated to be paid within 180 days of the date incurred.

(iii)        Set forth in the LCMD Disclosure Letter is a true and complete list of all material tangible properties and assets owned by LCMD or leased or licensed by LCMD from or to a third party (including inventory but not including Intangibles (as hereinafter defined)), and with respect to such properties and assets leased or licensed by LCMD from or to a third party, a description of such lease or license. All such properties and assets (including Intangibles) owned by LCMD are reflected on the Last LCMD Balance Sheet (except for acquisitions subsequent to the Last LCMD Financial Statement Date and prior to the Closing Date, which are either noted in the LCMD Disclosure Letter or are approved in writing by PublicCo). All tangible properties and assets owned by LCMD or leased or licensed by LCMD from or to a third party are in good and usable condition (reasonable wear and tear which is not such as to affect adversely the operation of the businesses of LCMD excepted).

(iv)        To the best of LCMD’s knowledge, no real property leased or licensed by LCMD from or to a third party lies in an area which is, or, to the knowledge of LCMD, will be, subject to zoning, use, or building code restrictions which would prohibit, and, to the best of LCMD’s knowledge, no state of facts relating to the actions or inaction of another person or entity or his or its ownership, leasing, or licensing of any real or personal property exists or will exist which would prevent, the continued effective ownership, leasing, or licensing of such real property in the businesses in which LCMD is now engaged or the businesses in which it contemplates engaging.

(v)         The properties and assets (including Intangibles) owned by LCMD (other than those leased or licensed by LCMD to a third party) or leased or licensed by LCMD from a third party constitute all such properties and assets which are necessary to the business of LCMD as presently conducted or as they contemplate conducting.

(g)         The LCMD Disclosure Letter contains a true and correct description of all material contracts, agreements, instruments, leases, licenses, arrangements, or understandings with respect to LCMD. LCMD has made available to PublicCo: (i) the certificate of incorporation and by-laws of LCMD (or, in each case, the comparable charter documents, if any, under applicable law) and all amendments thereto, as presently in effect, certified by the Secretary thereof or an authorized signatory thereof and (ii) the following: (A) true and correct copies of all material contracts, agreements, and instruments referred to in the LCMD Disclosure Letter; (B) true and correct copies of all material leases and licenses referred to in the LCMD Disclosure Letter; and (C) true and correct written descriptions of all material supply, distribution, agency, financing, or other arrangements or understandings referred to in the LCMD Disclosure Letter. Except as set forth in the LCMD Disclosure Letter, LCMD is not party to any employment agreement with any employee thereof. To the best of LCMD’s knowledge, neither LCMD nor any other party to any such contract, agreement, instrument, lease, or license is now or expects in the future to be in violation or breach of, or in default with respect to complying with, any term thereof, and each such material contract, agreement, instrument, lease, or license is in full force and is (to the best of LCMD’s knowledge in the case of third parties) the legal, valid, and binding obligation of the parties thereto and (subject to applicable bankruptcy, insolvency, and other laws affecting the enforceability of creditors’ rights generally) is enforceable as to them in accordance with its terms. Each such material supply, distribution, agency, financing, or other arrangement or understanding is a valid and continuing arrangement or understanding; neither LCMD nor any other party to any such arrangement or understanding has given notice of termination or taken any action inconsistent with the continuance of such arrangement or understanding; and the execution, delivery, and performance of this Agreement will not prejudice any such arrangement or understanding in any way. LCMD enjoys peaceful and undisturbed possession under all leases and licenses under which it is operating. LCMD is not party to, or bound by, any contract, agreement, instrument, lease, license, arrangement, or understanding, or subject to any charter or other restriction, which has had or, to the best of LCMD’s knowledge, may in the future have a material adverse effect on the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of LCMD, and, following the consummation of the transactions contemplated hereby, PublicCo. LCMD has not engaged within the last five years in, is engaging in, or intends to engage in any transaction with, or has had within the last five years, now has, or intends to have any contract, agreement, instrument, lease, license, arrangement, or understanding with, any stockholder of LCMD, any director, officer, or employee of LCMD (except for employment agreements listed in the LCMD Disclosure Letter and employment and compensation arrangements described in the LCMD Disclosure Letter), any relative or affiliate of any stockholder of LCMD, any such director, officer, or employee, or any other corporation or enterprise in which any stockholder of LCMD, any such director, officer, or employee, or any such relative or affiliate then had or now has a 5% or greater equity or voting or other substantial interest, other than those listed and so specified in the LCMD Disclosure Letter. The stock ledgers and stock transfer books and the minute book records of LCMD relating to all issuances and transfers of stock by LCMD and all proceedings of the stockholders and the Board of Directors and committees thereof of LCMD since its incorporation made available to PublicCo are the original stock ledgers and stock transfer books and minute book records thereof or exact copies thereof. LCMD is not in violation or breach of, or in default with respect to, any term of its respective certificate of incorporation or by-laws (or the comparable charter document, if any, under applicable law).

(h)          LCMD has no liability of any nature, accrued or contingent, including, without limitation, liabilities for Taxes or liabilities to customers or suppliers. Without limiting the generality of the foregoing, the amounts set up as provisions for Taxes, if any, in the financial statements of LCMD at the Last LCMD Financial Statement Date (the “Last LCMD Financial Statements”) are sufficient for all accrued and unpaid Taxes of LCMD, whether or not due and payable and whether or not disputed, under tax laws, as in effect on the Last LCMD Financial Statement Date or now in effect, for the period ended on such date and for all fiscal periods prior thereto. The execution, delivery, and performance of this Agreement by LCMD will not cause any Taxes to be payable (other than those that may possibly be payable by LCMD Stockholders as a result of the sale of the Shares) or cause any lien, charge, or encumbrance to secure any Taxes to be created either immediately or upon the nonpayment of any Taxes. LCMD has filed all federal, state, local, and foreign tax returns required to be filed by it; has made available to PublicCo a true and correct copy of each such return which was filed in the past six years; has paid (or has established on the last balance sheet included in the Last LCMD Financial Statements a reserve for) all Taxes, assessments, and other governmental charges payable or remittable by it or levied upon it or its properties, assets, income, or franchises which are due and payable; and has delivered to PublicCo a true and correct copy of any report as to adjustments received by it from any taxing authority during the past six years and a statement as to any litigation, governmental or other proceeding (formal or informal), or investigation pending, threatened, or in prospect with respect to any such report or the subject matter of such report. LCMD has paid all taxes payable thereby due on or prior to the date hereof.

(i)          Except as disclosed in the LCMD Disclosure Letter, LCMD does not have any insurance; LCMD has at no time been refused any insurance coverage sought or applied for.

(j)          (i)          No labor disturbance by the employees of LCMD exists or, to the best of LCMD’s knowledge, is imminent. LCMD is not aware of any existing or imminent labor disturbance by the employees of any principal suppliers or customers of LCMD that might be expected to result in any material adverse change in the business, prospects, financial condition, or results of operations of LCMD. No collective bargaining agreement exists with any of LCMD’s employees and, to the best of LCMD's knowledge, no such agreement is imminent.

(ii)         LCMD does not have, or contribute to, and has never maintained or contributed to, any pension, profit-sharing, option, other incentive plan, or any other type of Employee Benefit Plan or Pension Plan, and LCMD does not have any obligation to or customary arrangement with employees for bonuses, incentive compensation, vacations, severance pay, sick pay, sick leave, insurance, service award, relocation, disability, tuition refund, or other benefits, whether oral or written.

(k)          LCMD does not own or have pending, and not is licensed or otherwise permitted to use, any material patent, patent application, trademark, trademark application, service mark, copyright, copyright application, franchise, trade secret, computer program (in object or source code or otherwise), or other intangible property or asset (collectively, “Intangibles”), other than as described in the LCMD Disclosure Letter. Each Intangible is validly issued and is currently in force and uncontested in all jurisdictions in which it is used or in which such use is contemplated. The LCMD Disclosure Letter contains a true and correct listing of: (i) all Intangibles which are owned (either in whole or in part), used by, or licensed to LCMD or which otherwise relate to the businesses of LCMD, and a description of each such Intangible which identifies its owner, registrant, or applicant; (ii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which LCMD owns or uses any Intangible (whether or not under license from third parties), together with the identification of the owner, registrant, or applicant of each such Intangible; (iii) all contracts, agreements, instruments, leases, and licenses and identification of all parties thereto under which LCMD grants the right to use any Intangible; and (iv) all validity, infringement, right-to-use, or other opinions of counsel (whether in-house or outside) which concern the validity, infringement, or enforceability of any Intangible owned or controlled by a party other than LCMD which relates to the businesses, properties, or assets of LCMD. Except as specified in the LCMD Disclosure Letter: (v) LCMD is the sole and exclusive owner or licensee of, and (other than those licensed by LCMD to a third party) has the right to use, all Intangibles; (vi) no Intangible is subject to any order, judgment, decree, contract, agreement, instrument, lease, or license restricting the scope of the use thereof; (vii) during the last five years, LCMD has not been charged with, and has not charged others with, unfair competition, infringement of any Intangible, or wrongful use of confidential information, trade secrets, or secret processes; and (viii) LCMD is not using any patentable invention, confidential information, trade secret, or secret process of others. There is no right under any Intangible necessary to the businesses of LCMD as presently conducted or as it contemplates conducting, except such as are so designated in the LCMD Disclosure Letter. LCMD has not infringed, is not infringing, and has not received notice of infringement in respect of the Intangibles or asserted Intangibles of others, nor has LCMD been advised by counsel or others that it is infringing or may infringe the Intangibles or asserted Intangibles of others if any currently contemplated business activity is effectuated. To the knowledge of LCMD, there is no infringement by others of Intangibles of LCMD. As far as LCMD can foresee, there is no Intangible or asserted Intangible of others that may materially adversely affect the financial condition, results of operations, businesses, properties, assets, liabilities, or future prospects of LCMD. All contracts, agreements, instruments, leases, and licenses pertaining to Intangibles to which LCMD is a party, or to which its business, properties, or assets are subject, are in compliance with all material laws, rules, regulations, orders, judgments, and decrees binding on LCMD or to which any of its business, properties, or assets are subject. The trademarks, tradenames, and service marks used by LCMD to identify, respectively, its products, business, and services are set forth in the LCMD Disclosure Letter. Neither the LCMD Stockholders, any director, officer, or employee of LCMD, any relative or affiliate of the LCMD Stockholders or any such director, officer, or employee, nor any other corporation or enterprise in which the LCMD Stockholders , any such director, officer, or employee, or any such relative or affiliate had or now has a 5% or greater equity or voting or other substantial interest, possesses any Intangible which relates to the businesses of LCMD.

(l)           LCMD has been advised concerning the Investment Company Act of 1940, as amended (the “Investment Company Act”), and the rules and regulations thereunder, and has in the past conducted its affairs in such a manner as to ensure that it is not and will not become an “investment company” or a company “controlled” by an “investment company” within the meaning of the Investment Company Act and such rules and regulations.

(m)          (i)          LCMD has not, and no person or entity acting on behalf or at the request of LCMD has, at any time during the last five years (i) made any unlawful contribution to any candidate for foreign office or failed to disclose fully any contribution in violation of law, or (ii) made any payment to any federal or state governmental officer or official, or other person charged with similar public or quasi-public duties, other than payments required or permitted by the laws of the United States or any other applicable jurisdiction.

(ii)         To the best knowledge of LCMD, no director, officer, agent, employee, or other person associated with, or acting on behalf of, LCMD, has, directly or indirectly: used any corporate funds for unlawful contributions, gifts, entertainment, or other unlawful expenses relating to political activity; made any unlawful payment to foreign or domestic government officials or employees or to foreign or domestic political parties or campaigns from corporate funds; violated any provision of the Foreign Corrupt Practices Act of 1977, as amended; or made any bribe, rebate, payoff, influence payment, kickback, or other unlawful payment. LCMD's internal accounting controls and procedures are sufficient to cause LCMD to comply in all respects with the Foreign Corrupt Practices Act of 1977, as amended.

(iii)        Neither LCMD, nor any officer, director or affiliate of LCMD, has been, within the five years ending on the date of this Agreement, a party to any bankruptcy petition against such person or against any business of which such person was affiliated; convicted in a criminal proceeding or subject to a pending criminal proceeding (excluding traffic violations and other minor offenses); subject to any order, judgment or decree, not subsequently reversed, suspended or vacated, of any court of competent jurisdiction, permanently or temporarily enjoining, barring, suspending or otherwise limiting their involvement in any type of business, securities or banking activities; or found by a court of competent jurisdiction in a civil action, by the Securities and Exchange Commission or the Commodity Futures Trading Commission to have violated a federal or state securities or commodities law, and the judgment has not been reversed, suspended or vacated.

(n)          LCMD has not, and no person acting on behalf thereof, has taken or will directly or indirectly, any action designed to, or that might reasonably be expected to cause or result in, stabilization in violation of law, or manipulation, of the price of the LCMD Common Shares to facilitate the sale or resale of the Shares.

(o)          Except as set forth in the LCMD Disclosure Letter, (i) LCMD is in compliance in all material respects with all Environmental Laws that are applicable to its business, (ii) LCMD has not received notice from any governmental authority or third party of an asserted claim under Environmental Laws, (iii) to the best knowledge of LCMD, LCMD is not likely to be required to make future material capital expenditures to comply with Environmental Laws (iv) no property which is owned, leased or occupied by LCMD has been designated as a Superfund site pursuant to the Comprehensive Response, Compensation, and Liability Act of 1980, as amended (42 U.S.C. § 9601, et seq.), or otherwise designated as a contaminated site under applicable state or local law, and (v) LCMD is not in violation of any federal or state law or regulation relating to occupational safety or health.

(p)          There are no outstanding loans, advances or guarantees of indebtedness by LCMD to, or for the benefit of, any of the officers, directors, or director-nominees of LCMD or any of the members of the families of any of them, except as disclosed in the LCMD Disclosure Letter.

(q)          LCMD has not incurred any liability, direct or indirect, for finders' or similar fees on behalf of or payable by LCMD or LCMD and the LCMD Stockholders in connection with the transactions contemplated hereby or any other transaction involving LCMD, LCMD or the LCMD Stockholders.

(r)          No stockholder of LCMD has any right to request or require LCMD to register the sale of any shares owned by such stockholder under the Securities Act on any registration statement.

(s)          LCMD is in compliance with, and is not in violation of, applicable federal, state, local or foreign statutes, laws and regulations (including without limitation, any applicable building, zoning or other law, ordinance or regulation) affecting its properties or the operation of its business, the violation of which would have a material adverse effect on the business, prospects, financial condition, or results of operations of LCMD. LCMD is not subject to any order, decree, judgment or other sanction of any court, administrative agency or other tribunal.

Section 2.03     Representations and Warranties of the LCMD Stockholders. The LCMD Stockholders hereby represents and warrants to, and agrees with, PublicCo as follows:

(a)          To the knowledge of the LCMD Stockholders, the representations and warranties of LCMD set forth in Section 2.02 hereof are true and correct in all material respects. Nothing has come to the attention of the LCMD Stockholders that would lead the LCMD Stockholders to believe that any representation or warranty of LCMD set forth on Section 2.02 hereof is untrue or incorrect in any material respect.

(b)          LCMD and the LCMD Stockholders have each approved this Agreement and duly authorized the execution and delivery hereof. The LCMD Stockholders have full power and authority under the laws of the jurisdictions of residence thereof to execute, deliver, and perform this Agreement and the transactions contemplated hereby and in connection herewith. The LCMD Stockholders have reached the age of majority under applicable law.

(c)          The LCMD Stockholders own beneficially all of the shares of LCMD Capital Stock. The LCMD Stockholders have full power and authority to transfer such shares of LCMD Capital Stock to PublicCo under, pursuant to, and in accordance with, this Agreement, and such shares are free and clear of any liens, charges, mortgages, pledges or encumbrances and such shares are not subject to any claims as to the ownership thereof, or any rights, powers or interest therein, by any third party and are not subject to any preemptive or similar rights of stockholders.

(d)          (i)         The LCMD Stockholders represent that they are acquiring the shares of PublicCo Common Stock to be issued pursuant to Section 1.02(a) hereof for their own accounts and for investment only and not with a view to distribution or resale thereof within the meaning of such phrase as defined under the Securities Act. The LCMD Stockholders shall not dispose of any part or all of such shares of PublicCo Common Stock in violation of the provisions of the Securities Act and the rules and regulations promulgated under the Securities Act by the United States Securities and Exchange Commission (the “SEC”) and all applicable provisions of state securities laws and regulations.

(ii)        The certificate or certificates representing the shares of PublicCo Common Stock shall bear a legend in substantially the form set forth in Section 1.02(c) hereof.

(iii)       The LCMD Stockholders acknowledge being informed that the shares of PublicCo Common Stock to be issued pursuant to Section 1.02(a) hereof shall be unregistered, shall be “restricted securities” as defined in paragraph (a) of Rule 144 under the Securities Act, and must be held indefinitely unless (a) they are subsequently registered under the Securities Act, or (b) an exemption from such registration is available. The LCMD Stockholders further acknowledge that PublicCo does not have an obligation to currently register such securities for the account of LCMD Stockholders.

(iv)       The LCMD Stockholders acknowledge that they have been afforded access to all material information which they have requested relevant to their decision to acquire the shares of PublicCo Common Stock and to ask questions of PublicCo’s management and that, except as set forth herein, neither PublicCo nor anyone acting on behalf of PublicCo has made any representations or warranties to the LCMD Stockholders which have induced, persuaded, or stimulated the LCMD Stockholders to acquire such shares of PublicCo Common Stock.

(v)         Either alone, or together with their investment advisor(s), the LCMD Stockholders have the knowledge and experience in financial and business matters to be capable of evaluating the merits and risks of the prospective investment in the shares of PublicCo Common Stock, and the LCMD Stockholders are and will be able to bear the economic risk of the investment in such shares of PublicCo Common Stock.

ARTICLE III

MISCELLANEOUS

Section 3.01     Expenses. Whether or not the transactions contemplated in this Agreement are consummated, all costs and expenses incurred in connection with this Agreement and the transactions contemplated hereby, will be paid by the party incurring such expense or as otherwise agreed to herein.

Section 3.02     Necessary Actions. Subject to the terms and conditions herein provided, each of the parties hereto agrees to use all reasonable efforts to take, or cause to be taken, all action and to do, or cause to be done, all things necessary, proper or advisable under applicable laws and regulations to consummate and make effective the transactions contemplated by this Agreement. In the event at any time after the Closing, any further action is necessary or desirable to carry out the purposes of this Agreement, the proper executive officers and/or directors of PublicCo or LCMD, as the case may be, or the relevant LCMD Stockholders or LCMD Stockholders will take all such necessary action.

Section 3.03     Extension of Time; Waivers. At any time prior to the Closing Date:

(a)          PublicCo may waive any inaccuracies in the representations and warranties of LCMD or any LCMD Stockholders or LCMD Stockholders, or contained herein or in any document delivered pursuant hereto by LCMD or any LCMD Stockholders or LCMD Stockholders, and (iii) waive compliance with any of the agreements or conditions contained herein to be performed by LCMD or any LCMD Stockholders or LCMD Stockholders. Any agreement on the part of PublicCo to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of PublicCo.

(b)          LCMD and the LCMD Stockholders (by action of the LCMD Stockholders), may waive any inaccuracies in the representations and warranties of PublicCo contained herein or in any document delivered pursuant hereto by PublicCo. Any agreement on the part of LCMD and to any such extension or waiver will be valid only if set forth in an instrument, in writing, signed on behalf of LCMD.

Section 3.04      Notices. Any notice or other communication required or permitted to be given hereunder shall be in writing and shall be mailed by certified mail, return receipt requested or by the most nearly comparable method if mailed from or to a location outside of the United States or by Federal Express, Express Mail, or similar overnight delivery or courier service or delivered (in person or by telecopy, telex, or similar telecommunications equipment) against receipt to the party to which it is to be given at the address of such party set forth in the introductory paragraph to this Agreement (or to such other address as the party shall have furnished in writing in accordance with the provisions of this Section 3.04. Any notice to PublicCo or to LCMD shall be addressed to the attention of the Corporate Secretary. Any notice or other communication given by certified mail (or by such comparable method) shall be deemed given at the time of certification thereof (or comparable act), except for a notice changing a party's address which will be deemed given at the time of receipt thereof. Any notice given by other means permitted by this Section 3.04 shall be deemed given at the time of receipt thereof.

Section 3.05      Parties in Interest. This Agreement will inure to the benefit of and be binding upon the parties hereto and the respective successors and assigns. Nothing in this Agreement is intended to confer, expressly or by implication, upon any other person any rights or remedies under or by reason of this Agreement.

Section 3.06      Counterparts. This Agreement may be executed in one or more counterparts, each of which will be deemed an original and all together will constitute one document. The delivery by facsimile or .pdf of an executed counterpart of this Agreement will be deemed to be an original and will have the full force and effect of an original executed copy.

Section 3.07      Severability. The provisions of this Agreement will be deemed severable and the invalidity or unenforceability of any provision hereof will not affect the validity or enforceability of any of the other provisions hereof. If any provisions of this Agreement, or the application thereof to any person or any circumstance, is illegal, invalid or unenforceable, (a) a suitable and equitable provision will be substituted therefor in order to carry out, so far as may be valid and enforceable, the intent and purpose of such invalid or unenforceable provision, and (b) the remainder of this Agreement and the application of such provision to other persons or circumstances will not be affected by such invalidity or unenforceability, nor will such invalidity or unenforceability affect the validity or enforceability of such provision, or the application thereof, in any other jurisdiction.

Section 3.08      Headings. The Article and Section headings are provided herein for convenience of reference only and do not constitute a part of this Agreement and will not be deemed to limit or otherwise affect any of the provisions hereof.

Section 3.09      Governing Law.

(a)          This Agreement will be deemed to be made in and in all respects will be interpreted, construed and governed by and in accordance with the law of the State of New York, without regard to the conflict of law principles thereof.

(b)          Each of the parties hereby irrevocably and unconditionally submits to the EXCLUSIVE jurisdiction of the courts of the State of NEW YORK and of the federal courts sitting in the State of NEW YORK in all actions or proceedings arising out of or relating to this Agreement. Each of the parties agrees that all actions or proceedings arising out of or relating to this Agreement must be litigated exclusively in any such state or, to the extent permitted by law, federal court that sits in the STATE OF NEW YORK, and accordingly, each party irrevocably waives any objection which it may now or hereafter have to the laying of the venue of any such action or proceeding in any such court. Each party further irrevocably consents to service of process in the manner provided for notices in Section 3.04. Nothing in this Agreement or any other Transaction Document will affect the right of any party to this Agreement to serve process in any other manner permitted by law.

(c)          EACH PARTY WAIVES ANY RIGHT IT MAY HAVE TO A TRIAL BY JURY IN ANY LEGAL PROCEEDING DIRECTLY OR INDIRECTLY ARISING OUT OF OR RELATING TO THIS AGREEMENT, OR THE TRANSACTIONS CONTEMPLATED HEREBY OR THEREBY (WHETHER BASED ON CONTRACT, TORT OR ANY OTHER THEORY). EACH OF THE PARTIES (1) CERTIFIES THAT NO REPRESENTATIVE, AGENT OR ATTORNEY OF ANY OTHER PARTY HAS REPRESENTED, EXPRESSLY OR OTHERWISE, THAT SUCH OTHER PARTY WOULD NOT, IN THE EVENT OF LITIGATION, SEEK TO ENFORCE THE FOREGOING WAIVER AND (2) ACKNOWLEDGES THAT IT AND THE OTHER PARTIES HERETO HAVE BEEN INDUCED TO ENTER INTO THIS AGREEMENT BY, AMONG OTHER THINGS, THE MUTUAL WAIVERS AND CERTIFICATIONS IN THIS SECTION 3.09(c).

Section 3.10     Survival of Representations and Warranties. All terms, conditions, representations and warranties set forth in this Agreement or in any instrument, certificate, opinion, or other writing providing for in it, will survive the Closing and the delivery of the shares of PublicCo Common Stock to be issued hereunder at the Closing for a period of one year after Closing, regardless of any investigation made by or on behalf of any of the parties hereto.

Section 3.11     Assignability. This Agreement will not be assignable by operation of law or otherwise and any attempted assignment of this Agreement in violation of this subsection will be void ab initio.

Section 3.12     Amendment. This Agreement may only be amended or modified with the approval of the LCMD Stockholders and the boards of directors of each of PublicCo and LCMD at any time. This Agreement may not be amended except by an instrument, in writing, signed on behalf of each of the parties hereto.

Section 3.13     Extended Meanings. In this Agreement words importing the singular number include the plural and vice versa; words importing the masculine gender include the feminine and neuter genders. The word “person” includes an individual, body corporate, partnership, trustee or trust or unincorporated association, executor, administrator or legal representative.

Section 3.14     Entire Agreement. Except as otherwise expressly provided herein, this Agreement sets forth the entire understanding of the parties with respect to the subject matter hereof, and supersedes all existing agreements among them concerning such subject matter.

[REMAINDER OF PAGE INTENTIONALLY BLANK]

IN WITNESS WHEREOF, the parties hereto have executed and delivered this Agreement in a manner legally binding upon them as of the date first above written.

HEALTH IN HARMONY, INC.

By	/s/ Nickolay Kukekov
Name: Nickolay Kukekov
Title: Chief Executive Officer and Director

LIFE CARE MEDICAL DEVICES, LTD.

By	/s/ Glenn S. Foley
Name: Glenn S. Foley
Title: Chief Executive Officer and Director

[LCMD STOCKHOLDER SIGNATURES FOLLOW]

LCMD STOCKHOLDERS:

/s/
Name: Medical Device International Ltd.
Address:

/s/
Name: Berdon Ventures Associates LLC
Address:

/s/
Name: Arthur Raymond Malvett
Address:

/s/
Name: Glenn Scott Foley
Address:

/s/
Name: Nickolay Valerievich Kukekov
Address:

/s/
Name: Theodore Eustace Kalem
Address:

/s/
Name: Richard Kent Riddle
Address:

/s/
Name: Deborah Anne Straughn
Address:

/s/
Name: Barry Fleming Cantrell
Address:

/s/
Name: Cynergy All Seasons Fund LLP
Address:

/s/
Name: Cynergy Emerging Growth Fund
Address:

/s/
Name: Rafael Andujar
Address:

/s/
Name: Ryan Patrick Foley
Address:

/s/
Name: Lee Michael Weinberg
Address:

/s/
Name: Znatnov Andrey
Address:

/s/
Name: Adams Market Neutral Fund LLP
Address:

/s/
Name: Hotel Kilo LLC
Address:

/s/
Name: DeltaKilo3804 LLC
Address:

/s/
Name: William Scott Stafford
Address:

/s/
Name: Raymond Pilch
Address:

/s/
Name: Gregory Adam Pikul
Address:

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